MEDL Mobile Holdings, Inc.
(OTCBB: MEDL)

MEDL MOBILE

Company Overview

MEDL Mobile Holdings, Inc. ("MEDL" or "the Company") develops, acquires and publishes a growing library of mobile applications that perform specific functions for the user on the Apple and Android platforms. User analytics are collected by the Company's growing **Mobile Brain,** which processes user data in order to create better distribution and monetization of mobile applications.

MEDL has also designed a growing suite of tools to help developers better market and monetize their mobile applications. Additionally, the Company licenses its technology and performs custom development for key clients such as Monster.com, The New York Times, Teleflora, Telefonica and Medtronic, allowing the Company to grow its overall library of technology, greatly extending the potential reach of its **Mobile Brain**. MEDL also enters into partnerships to mobilize and monetize IP with such notable names as Encyclopaedia Britannica, MTV's Pauly D, Cheech & Chong, Rampage Jackson and Marlee Matlin. MEDL is establishing a business model in which it expects to generate multiple revenue streams, including development fees, download and in-app purchases, advertising, sponsorship and licensing of technology.

Major digital platforms, such as Groupon, Google, and Facebook, have average lifetime values of between $100 and $200 per user. Using similar metrics, based on MEDL's total number of approximately 15 million users, at a lifetime value of only $25 to $35 per user, MEDL's current valuation should be between $375 million and $525 million.

Investment Highlights

- Well-positioned to capitalize on explosive growth in mobile app space
- Led by seasoned, proven management team who is able to attract top ideas, talent, clients and partners
- Innovative business model with potential for multiple streams of high-margin revenue and multiple attractive exit opportunities
- Based on the Company's total number of approximately 15 million users, at a $25 to $35 lifetime value per user, MEDL Mobile should have a valuation of between $375 million and $525 million

Stock Information*

Current Price	$0.54
Market Cap	$23.5M
Shares Outstanding	43.5M
Float	19.9M
52-Week Range	$0.30-$1.65
Avg. Volume (3 mon.)	10,145
Revenue (ttm)	$3.0M
EPS (ttm)	($0.10)
P/E (ttm)	N/A
P/S (ttm)	5.8x
Operating Margin (ttm)	-104.4%
Cash (mrq)	$2.4M
Fiscal Year End	Dec 31

*As of June 4, 2012

Financial Highlights


Revenues (millions)
3
2
2
1
1
0
$0.08
$0.8
$2.3
2009
2010
2011

Contact Information

MEDL Mobile Holdings, Inc.
18475 Bandilier Circle
Fountain Valley, CA 92708
714.617.1991 local
www.medlmobile.com

Corporate Information

Auditors: KBL, LLP
Legal Counsel: Sichenzia Ross Friedman Ference LLP
Transfer Agent: Island Stock Transfer

Investor Relations

RedChip Companies, Inc.
500 Winderley Place, Suite 100
Maitland, FL 32751
800.733.2447 toll-free
407.644.4256 local
www.redchip.com

Business Segments

MEDL Library & Recommendation / The MEDL Brain

The biggest challenge facing apps is discovery. Nearly one million apps are available today, and new apps are launched daily. With the immense size of the market, consumers need an easier way to discover new apps and relevant mobile content. MEDL has solved this challenge with the introduction of its proprietary MEDL Brain.

The MEDL Brain gets to know users based on the types of apps they use, where they use them, when they use them, and how often they use them. The MEDL Brain, using scientific algorithms, can then make expert recommendations to the user from the MEDL Library. Users will be able to stop searching, and the apps they want can start finding them. Recommendations are based upon a metric called a Mobile Lifestyle. Based on a user's Mobile Lifestyle, the MEDL Brain can actively recommend new apps and get smarter over time. The MEDL API, the Company's proprietary technology that powers the MEDL Brain, is expected to allow advertisers to "take over" individual apps or clusters of apps for a deep level of integrated brand engagement. The API is patent pending, has been successfully deployed and is currently collecting millions of data points.

Early tests of MEDL Brain have yielded positive results:

Sample A: Approximately 20,000 users of MEDL's Learn to Draw application were sent a recommendation to purchase a $.99 lesson pack.

- The push resulted in approximately 825 purchases - a 3.75% conversion rate.

Sample B: Approximately 100,000 users of a MEDL game were pushed a recommendation to download a second MEDL game for free.

- The push yielded approximately 12,000 downloads for a 12% conversion rate.

Based on these sample tests and the "freemium" business model, MEDL expects to drive growth and revenue by pushing free apps and subsequently recommending in-app purchases.

Custom Development

MEDL Mobile is able to drive millions of app downloads through the Company's Custom Development Division, which works to develop and execute mobile strategies for some of the world's most recognized brands. Not only does this strategy allow MEDL to leverage the marketing prowess and budgets of its clients and partners, it also has the potential to create high-margin revenues and client-sponsored R&D.

monster · Medtronic · About.com · verizon · teleflora · Emirates · TACO BELL · The New York Times Company · KAISER PERMANENTE

Incubation & Partnerships

The MEDL App Incubator has generated more than 85,000 submissions from individuals, companies and institutions who have submitted their idea for a mobile app to MEDL. Incubator apps are funded and owned by MEDL with a percentage of post-profit revenues shared with the ideator.

MEDL Mobile is also partnered with some of the world's most famous people, organizations and holders of intellectual property - thereby gaining access to valuable technologies, fan bases, marketing initiatives and expertise. In many cases, partners cover all or a portion of development costs. Partnerships include:

Encyclopaedia Britannica, MTV's Pauly D, Cheech & Chong, Rampage Jackson, Sarah Silverman, and Marlee Matlin

MEDL Alliance - MEDL has begun an aggressive roll-up strategy that capitalizes on the fact that developers are having problems with discovery. Developers are spending significant resources to create apps, only to face the even greater hurdle of breaking through the clutter. MEDL believes the app marketplace is an ocean of distressed IP, begging to be aggregated. By leveraging MEDL Mobile's reputation as a trusted custom developer and app marketing powerhouse, MEDL believes it can quickly roll up a diverse catalog of quality apps. The solution is a win-win. MEDL grows the library, and developers can finally generate revenue from their app investment.

Market

WHAT IS AN APP?

An app is a piece of software that performs a specialized function. It plays a game, it finds a restaurant, it saves you time, it does any one of a million things. And that number is growing every day.

iPhone, Android, Windows Mobile, BlackBerry, Amazon Kindle, Motorola, Samsung and dozens more are building a new generation of mobile devices and platforms - from tablets to TV sets - all powered by apps.

Across these multiple devices and platforms, apps are generating billions of dollars in revenue. These revenues come in multiple forms such as micropayments, digital purchases, subscriptions, advertising and sponsorship. And new models are springing up every day.

INDUSTRY & TRENDS

- According to Forrester Research, mobile is the single most transformational technology since the creation of the Internet.
- 419.1 million mobile devices were sold in Q1 2012*.
- Smartphone sales reached 144.4 million units sold in Q1 2012, up 44.7% year-over-year*.
- 56 million tablets purchased worldwide in 2011; expected to reach 375 million in 2016—a CAGR of 46%**.
- Mobile app revenue forecasted to reach $54 billion in 2015** and $101 billion in 2017***.

Source: * Gartner ** Forrester Research *** Global Industry Analysts, Inc.

Management

Andrew Maltin
Founder, Chief Executive Officer, and Director
Mr. Maltin has served as CEO and director since June 2011. Mr. Maltin co-founded MEDL in March 2009. Prior to founding MEDL, Mr. Maltin served as the CEO of Momentum Gaming, Inc., where he led the company's marketing, business development and technology efforts to build a world-class online gaming infrastructure that both operated independently and licensed its technology to several of the world's leading gaming sites. He has been featured in Entrepreneur, 944, Success, The Wall Street Journal and The L.A. Times. He holds a Bachelor of Arts degree in Marketing from California State University, Northridge, and an Entrepreneurial Degree from the University of Southern California.

Paul Caceres
Chief Financial Officer
Prior to MEDL, Mr. Caceres provided management consulting services to small emerging growth companies in the technology, biotechnology and mobile software industries. From 1987 to 2008, he served as CFO of CAM Commerce Solutions, a company engaged in the business of marketing e-commerce software solutions and providing payment processing services, web hosting services, technical support services, and application software. Paul left CAM Commerce Solutions in 2008 after helping to orchestrate a successful exit for its shareholders by selling to a private equity firm for $180 million in cash. Mr. Caceres is a CPA. He received a bachelor's degree in business administration from the University of Southern California.

Dave Swartz
Founder, Chief Creative Officer, and Director
Mr. Swartz has served as President, Secretary and director since June 2011. He co-founded MEDL in March 2009 and has served as MEDL's creative director since its inception. From 1999 until 2007, Mr. Swartz was at DGWB Advertising, named by Creativity Magazine as one of the top 20 Creative Agencies in the U.S. At DGWB, where Mr. Swartz was creative director for six years, he led strategic and creative marketing efforts for regional and national advertising accounts in a variety of industries such as publishing, banking, multi-unit retail, fast food, healthcare and technology. Mr. Swartz holds a Bachelor of Science in Communications from Boston University.

MEDL Mobile Holdings, Inc.
(OTCBB: MEDL)

MEDL MOBILE

Symbol	Price 6/4/12	52-Week High	52-Week Low	30-Day Change	180-Day Change	52-Week Change
MEDL	**$0.54**	**$1.65**	**$0.30**	**-40.0%**	**-38.6%**	**N/A**
AUGT	$2.18	$4.32	$1.17	-0.9%	-31.4%	-46.2%
ZNGA	$5.71	$15.91	$5.65	-36.6%	-23.9%	14.2%
VRNG	$4.15	$4.63	$0.68	7.2%	166.0%	88.6%
GLUU	$4.22	$6.10	$1.80	4.2%	54.0%	80.4%

Symbol	Revenues (ttm)	Revenue Per Share	Market Cap	Float	% Held by Insiders	Shares Outstanding
MEDL	**$3.0M**	**$0.09**	**$23.5M**	**19.9M**	**47.6%**	**43.5M**
AUGT	$12.0M	$0.14	$206.0M	94.5M	0.0%	94.5M
ZNGA	$1.2B	$3.49	$4.2B	197.9M	0.2%	229.6M
VRNG	$0.7M	$0.10	$58.4M	9.9M	6.0%	14.1M
GLUU	$71.3M	$1.19	$272.2M	52.5M	0.4%	64.5M

Symbol	EPS (ttm)	P/E (ttm)	Price to Sales (ttm)	Institutional Ownership (%)	Company Name
MEDL	**($0.10)**	**N/A**	**5.8x**	**9.9%**	**MEDL Mobile Holdings, Inc.**
AUGT	($0.39)	N/A	15.5x	0.4%	Augme Technologies, Inc.
ZNGA	($1.35)	N/A	1.7x	79.5%	Zynga, Inc.
VRNG	($1.41)	N/A	42.6x	18.0%	Vringo, Inc.
GLUU	($0.40)	N/A	3.6x	74.9%	Glu Mobile, Inc.

** Data provided by Bloomberg*